UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2006

Commission file number: 000-51364

Dolce Ventures, Inc.
(Exact name of small business issuer as specified in its charter)

Utah	32-0028823
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or organization)

c/o Beijing Zhong Ran Wei Ye Gas Co., Ltd.
N0.18 Zhong Guan Cun Dong St.
Haidian District
Beijing, China

(Address of Principal Executive Offices)

Tel. No.: 011-86-10-82600527
(Issuer's telephone number)

118 Chatham Road, Syracuse, NY 13203
(315) 476-5769

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5. 02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 19, 2006, Mr. Li Shu Wang resigned, and the Board of Directors (the “Board”) of Dolce Ventures, Inc. (the “Company”) accepted his resignation, from the position as the Chief Operation Officer of the Company. Mr. Li resigned from the position as our Chief Operation Officer to pursue other interest.

On October 19, 2006, the Board appointed Mr. Zhou Zhi Cheng to replace Mr. Li Shu Wang to serve as our new Chief Operation Officer. Previously, Mr. Zhou served as the director and General Manager of Beijing Chenguang Gas Co., Ltd. from late 2002 to 2006. Prior to that, Mr. Zhou served as the Associate General Manager and later General Manager of Beijing Zhong Ran Xiang Ke Petroleunm and Oil Technology Co., Ltd. between 2001 and 2002.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLCE VENTURES, INC.

By:	/s/ Liu Yu Chuan
Name: Liu Yu Chuan
Title: Chief Executive Officer, President & Chairman

Date: October 25, 2006

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